Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement on Form S-8 of IDI, Inc., Registration Nos. 333-177025, 333-188739, and 333-194952 of our report, dated July 8, 2015, relating to our audits of the financial statements of IDI Holdings, LLC as of and for the period from September 22, 2014 (inception) through December 31, 2014, which are included in the Current Report on Form 8-K/A filed by IDI, Inc. on July 10, 2015.

/s/ L.L. Bradford & Company, LLC

Las Vegas, NV

July 10, 2015